EXHIBIT 10.20



                     ADVISORY AND MANAGEMENT AGREEMENT WITH
                   NUVEN ADVISORS, INC., A NEVADA CORPORATION


                        ADVISORY AND MANAGEMENT AGREEMENT



         THIS ADVISORY AND MANAGEMENT AGREEMENT ("Agreement") is made this 27th day of January, 1995 effective the first day the Services (as defined below) were first rendered by and between NuVen Advisors, Inc. a Nevada corporation ("Advisor") with offices at 2 Park Plaza, Suite 470, Irvine, California 92714 and Hart Industries, Inc., a Nevada corporation with its principal offices at 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109 ("Client").

         WHEREAS,  Advisor  and  Advisor's  personnel  have  numerous  years  of
experience   in   managing   and  in   performing   administrative   duties  for
privately-held companies and development stage investment opportunities; and

         WHEREAS, Client desires to retain the Services of Advisor, and Advisor desires to provide the Services (as defined below) for Client on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and Advisor agree as follows:

1.       Engagement

         Client hereby engages Advisor to provide Client with merger and acquisition advice, and management and general administrative services ("Advisor's personnel"), and Advisor accepts such engagement.

2.       Scope of Services to be Provided

         Advisor, subject to the control, direction and supervision of Client's Board of Directors, and in conformity with applicable laws, Client's Articles of Incorporation, By-laws, registration statements, business plan objectives, policies and restrictions, shall provide the following Services, excluding the compensation to Advisor's employees or agents covered under separate agreements, if any, and their related expenses, as provided below:

         (A) Management of Assets. Advisor will manage the Client's assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, and formulation and/or implementation of a corporate business plan; and

         (B) Management of Operations. Advisor will conduct and manage the day-to-day operations of the Client including, by way of illustration, the furnishing of routine legal, supervisory, accounting and administrative services, and the supervision of the Client's administrative personnel, except for services provided by outside counsel selected by Client; and

         (C) Administrative Facilities. Advisor will furnish to Client office space, facilities, equipment and personnel adequate to provide the Services.



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3.       Term

         This Agreement shall have an initial term of three (3) years (the "Initial Advisory Period"), with an effective date retroactive to the date the Services were first performed by Advisor, which was on or about January 1, 1994. At the conclusion of the Initial Advisory Period, this Agreement will automatically be extended on a month to month basis (the "Extension Period") unless Advisor or Client shall serve written notice on the other party terminating the Agreement; provided, however, that Advisor and Client shall agree in writing as to Advisor's continuing compensation during any Extension Period. Any notice to terminate given hereunder shall be in writing and shall be delivered at least ten (10) days prior to the end of the Initial Advisory Period or any subsequent Extension Period.

4.       Time and Effort of Advisor

         Advisor shall cause Advisor's personnel to devote that amount of time, as necessary, on a weekly basis, to fulfilling Advisor's obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Advisor unconditionally agrees that Advisor's personnel, or his replacement, will at all times, faithfully and to the best of his experience, ability, and talents, perform all the duties required of Advisor under this Agreement.

5.       Compensation

         Client  agrees  to  pay  Advisor  the  following   (collectively,   the
         "Consideration") for the Services rendered hereunder:

         (A) The Services. The Client shall pay to the Advisor, as compensation for the Services rendered, facilities furnished and expenses paid by the Advisor, a monthly fee equal to Ten Thousand Dollars ($10,000). Such fee shall be payable for each calendar month as soon as practicable after the end of that month.

         (B) Options. As incentive to execute this Agreement, Client grants to Advisor the option to purchase Client's common stock (the "Option") consisting of One Hundred Fifty Thousand (150,000) shares (the "Option Shares"), exercisable at a price of $.20 per share (the "Exercise Price"). The right of Advisor to exercise such Option will vest to Advisor upon execution hereof.

                  The parties acknowledge that the consideration for Client's shares to be delivered to Advisor shall consist of the Services rendered to Client, and that Advisor is accepting payment in shares as an accommodation to Client. Client and Advisor acknowledge that Advisor may be considered an affiliate subject to Section 16(b) of the Securities Exchange Act of 1934 and, in this regard, Client and Advisor agree that for purposes of any "profit" computation under Section 16(b) the price paid for the Fee Shares is equal to the Base Fee.



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6.       Role of Advisor

         The Advisor, and any person controlled by or under common control with the Advisor, shall be free to render similar services to others and engage in other activities, so long as the Services rendered to the Client are not impaired.

         Except as otherwise required by the Investment Company Act of 1940 ( the "1940 Act"), any of the shareholders, directors, officers and employees of the Client may be a shareholder, trustee, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and the Advisor and any person controlled by or under common control with the Advisor, may have an interest in the Client.

         Except as otherwise agreed, in the absence of willful misfeasance, bad faith, negligence or reckless or reckless disregard or obligations or duties hereunder on the part of the Advisor or Advisor's personnel, Advisor shall not be subject to liability to the Client, or to any shareholder of the Client, for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, management, holding or sale of any asset of or security issued by Client.

7.       Other Services

         If, as a result of providing the Services or otherwise, Advisor is successful in effecting a merger or reverse acquisition between a Business Opportunity and Client (a "Business Combination"), in addition to the Advisory Fee set forth in Paragraph 5A, above, Advisor shall be entitled to a Finder's Fee. Such Finder's Fee shall be equal to ten percent (10%) of the value of each transaction and shall be payable at the close of each and every transaction in cash, notes, or capital stock of Client, or other consideration as the parties shall mutually agree. Such agreement as to the make-up of such consideration shall be reduced to writing prior to the execution and a definitive agreement between Client, and the prospective purchaser/seller. Failing to reach an agreement as to the make-up of such Finder's Fee, Client agrees that such fee shall consist solely of cash. In the event that the Finder's Fee contains capital stock ("Finders Fee Shares"), unless otherwise mutually agreed between the parties in writing, such stock to be issued to Advisor shall be valued at the average bid price of such stock during the ten (10) days preceding the execution of the definitive agreement relative to such Business Combination, or any public announcement related to such transaction, whichever is the earlier date.

         In the event that the Finder's Fee Arrangement calls for capital stock, unless otherwise mutually agreed to by the parties, such stock to be issued to Consultant shall be valued at fifty percent (50%) of the average bid price, or if no bid price then the book value, of such stock during the thirty days' preceding execution of the definitive agreement relating to such Business Combination or any public announcement related to such Business Combination, whichever first occurs.

8.       Registration of Client's Shares

         No later than ten (10) days following the date of an event giving use to the obligation by Client to issue Fee Shares, Option Shares or Finder Fee Shares, Client will register such shares with the Securities and Exchange Commission under a Form S-8 or other applicable registration statement.
         At Client's sole discretion, such shares may be issued prior to registration in reliance on exemptions from registration provided by
         Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance or reservation shall be in reliance on representations and warranties of Advisor set forth herein.

9.       Costs and Expenses

         All third party and out-of-pocket expenses, filing fees, copy, and mailing expenses incurred by Advisor in the performance of the Services under this Agreement are the responsibility of Client, and shall be paid by Client, or reimbursed to Advisor, within ten (10) days, of receipt of written notice by Advisor.

10.      Place of Services

         The Services provided by Advisor hereunder will be performed primarily at Advisor's offices except as otherwise mutually agreed by Advisor and Client. It is understood and expected that Advisor may make contacts with persons and entities and perform the Services in other locations as deemed appropriate by Advisor.

11.      Independent Contractor

         Advisor and Advisor's personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's personnel, and any and all business license fees as may be required.

12.      No Agency Express or Implied

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between Client and Advisor, or Employee and Employer as between Advisor's personnel and Client. Neither Advisor's personnel or Advisor are authorized to enter into any agreements on behalf of Client. Advisor expressly retains the right to approve, in its sole discretion, each and every transaction introduced to Client, and to make all final decisions with respect to activities undertaken by Advisor or Advisor's personnel related to this Agreement.

13.      Termination

         (A) Termination for Disability. If during the Initial Consulting Period, Advisor or Advisor's personnel shall be unable to provide the Services as set forth under this Agreement for 120 consecutive business days because of illness, accident, or other incapacity, Client shall have the right to terminate this Agreement upon written notice to Advisor not less than 30 business days after the end of any such 120-day period. Termination under this Paragraph 13(A) shall be effective upon receipt by Advisor of the written notice.

         (B) Death. In the event of the death of Advisor's personnel with replacement, this Agreement and all obligations hereunder shall immediately be terminated.

         (C) Termination for Cause. The Client may, at its option, terminate this Agreement by giving written notice of termination to Advisor without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Advisor:

                    (i)  Willfully  breaches or neglects the duties that Advisor
                         is  required  to  perform   under  the  terms  of  this
                         Agreement;

                    (ii) Fails  to  promptly  comply  with  and  carry  out  all directives of Client's Board of Directors;

                    (iii)Commits any  dishonest or unlawful act, in the judgment of Client's Board of Directors;

                    (iv) Engages in any conduct  which  disrupts the business of
                         Client or any entity affiliated with Client; or

         (D)      Termination   Other  Than  For  Cause.  This  Agreement  shall
                  terminate immediately on the occurrence of any one of the following events:

                    (i) The occurrence of circumstances, in the judgment of Client's Board of Directors, that make it impracticable for Client to continue its present line(s) of business;

                    (ii) The   decision   of  and  upon  notice  by  Advisor  to
                         voluntarily terminate this Agreement;

                    (iii)If Client files a petition in a court of  bankruptcy or is adjudicated a bankrupt;

                    (iv) If Client institutes,  or has instituted against it any
                         bankruptcy    proceeding   for    reorganization    for
                         rearrangement of its financial affairs;

                    (v) If Client has a receiver of its assets or property appointed because of insolvency;

                    (vi) If Client makes a general assignment for the benefit of creditors; or

                    (vii)If either party otherwise  becomes  insolvent or unable to timely satisfy its obligations in the ordinary course of business.

         (E) Effect of Termination on Compensation. In the event of the Termination Other Than For Cause prior to the completion of the Initial Consulting Period, Advisor shall be entitled to the full Compensation, the rights under the Options, and any outstanding unpaid portion of the Consideration and expenses.



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14.      Representations and Warranties of Client

         Client represents and warrants to Advisor that:

         (A) Corporate Existence. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with the corporate power to own property and carry on its business as it is now being conducted.

         (B) Financial Information. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 15(D)(1)) which accurately set forth the financial condition of Client as of the respective dates of such documents.

         (C) No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

         (D) Full Disclosure. The information concerning Client provided to Advisor pursuant to this Agreement is, to the best of Client's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         (E) Date of Representations and Warranties. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

15.      Representations and Warranties of Advisor

         Advisor represents and warrants to Client that:

         (A) No Conflict. This Agreement has been duly executed by Advisor and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Advisor is a party or to which Advisor is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Advisor is subject.

         (B) No Litigation. Advisor is not a defendant, nor plaintiffs against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against Advisor, nor are there any proceedings threatened or pending before any U.S. or other territorial, federal, state or municipal government, or any department, board, body or agency thereof, involving as of the date hereof, that may entitle a successful litigant to a claim against any assets of Advisor, or interfere in any way with the duties of Advisor hereunder.

         (C) Registration and/or Exemption of Client's Shares. Option Shares or Finder's Fee Shares may be issued prior to registration in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D, and applicable state securities laws. Representations and warranties by Advisor in this Paragraph 15(C) will be used and relied upon by Client to determine whether any issuance of Option Shares may be made to Advisor pursuant to Section 4(2) of the Act and Regulation D and applicable state securities laws, and Advisor will notify Client immediately of any material changes. With these specific understandings, Advisor represents and warrants that:

                    (1) Advisor has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13(a), 14(a), and 15(d) of the Securities and Exchange Act of 1934, as amended, including but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements (the "Disclosure Documents"). In addition, Advisor has been furnished with a description of Client's capital structure and any material changes in Client's affairs that may not have been disclosed in the Disclosure Documents.

                    (2) Advisor has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Option Shares and/or Finder's Fee Shares to be issued and/or reserved for issuance and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished under Paragraph 15(D)(1) of this Agreement.

                    (3) By reason of Advisor's knowledge and experience in financial and business matters in general, and investments in particular, Advisor is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Option Shares and the Introduction Shares, if any, and the company in general, and fully understand the speculative nature of such securities and the possibility of such loss.

                    (4) The present financial condition of Advisor is such that Advisor is not under any present or contemplated future need to dispose of any portion of the Option Shares or the Finder's Fee Shares, if any, to satisfy an existing or contemplated undertaking, need, or indebtedness.

                    (5) Advisor is fully aware that any Option Shares and Finder's Fee Shares issued to Advisor prior to registration are "Restricted Securities" as defined by Rule 144 of the Act and that any resale of such securities by Advisor may be governed by Rule 144. Advisor is further aware of the specific restrictions on resale of such securities contained in Rule 144.

                    (6) Advisor will not sell, transfer or otherwise dispose of any Option Shares or Finder's Fee Shares issued or reserved for issuance prior to registration except in compliance with the Act.

                    (7) Any and all certificates representing Clients share issued upon exercise of options or otherwise prior to registration of such shares and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following legend:

                                    "The shares  represented by this certificate
                                    have   not   been   registered   under   the
                                    Securities  Act of 1933 (the  "Act") and are
                                    "restricted  securities"  as  that  term  is
                                    defined  in Rule  144  under  the  Act.  The
                                    shares may not be offered for sale, sold, or
                                    otherwise  transferred except pursuant to an
                                    effective  Registration  Statement under the
                                    Act  or  pursuant  to  an   exemption   from
                                    registration under the Act, the availability
                                    of  which  is  to  be   established  to  the
                                    satisfaction of the Company."


         (D) Full Disclosure. The information concerning Advisor provided to Client pursuant to this Agreement is, to the best of Advisor's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         (E) Date of Representations and Warranties. Each of the representations and warranties of Advisor set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

16.      Indemnification

         Client and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

17.      Agreement Does not Contemplate Corrupt Practice - Domestic or Foreign

         All payments under this Agreement constitute compensation for services performed and this Agreement and all payments and the use of the payments by Advisor, do not and shall not constitute an offer, payment, or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office in any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining, or directing business to Client or any person or other corporate entity. As used in this paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.



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18.      Inside Information - Securities Laws Violations

         In the course of the performance of his duties, Advisor may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Advisor acknowledges that his use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in Client's securities is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

19.      Specific Performance

         Advisor and Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

20.      Miscellaneous

         (A) Subsequent Events. Advisor and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

         (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

         (E) Assignment. Neither this entire Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:


                  (i)      In the case of Client:

                           Hart Industries, Inc.
                           3753 Howard Hughes Parkway, Suite 200
                           Las Vegas, Nevada 89109
                           Telephone:       (702) 892-3745
                           Telefax:         (714) 833-7854


                  (ii)     In the case of Advisor and Advisor's personnel, to:

                           NuVen Advisors, Inc.
                           2 Park Plaza, Suite 470
                           Irvine, CA 92714
                           Telephone:       (714) 833-2094
                           Telefax:         (714) 833-7854

                  or to such other person or address designated by Client or Advisor to receive notice.

         (G)      Headings.   The  section  and  subsection   headings  in  this
                  agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (I) Governing Law. This Agreement was negotiated and is being contracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada, notwithstanding any conflict-of-law provision to the contrary.

         (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understan dings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (L) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.



                                                        [NUVEN/AGR:HART94.AGR]-4
                                      - 5 -

         (M) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (N) Termination of Any Prior Agreements. Effective the date hereof, all prior rights of Advisor relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

         (O) Consolidation or Merger. Subject to the provisions of Paragraph 7 hereof, in the event of a sale of the stock, or substantially all of the stock, of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual, Client may assign its rights and obligations under this
                  Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and Services of Advisor provided for in Paragraph 2 hereof, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

         (P) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                    "Advisor"
                                    NUVEN ADVISORS, INC.
                                    a Nevada corporation


                                       /s/   Jon L. Lawver
                                    By:----------------------------------------
                                    Name:    Jon L. Lawver
                                    Title:   Vice President

                                    "Client"
                                    HART INDUSTRIES, INC.
                                    a Nevada corporation


                                       /s/   Fred G. Luke
                                    By:----------------------------------------
                                    Name:    Fred G. Luke
                                    Title:   President

                                                        [NUVEN/AGR:HART94.AGR]-4
                                      - 6 -